UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2020

GI DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55195	84-1621425
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 Congress Street

Boston, MA 02210

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (781) 357-3300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 20, 2020, GI Dynamics, Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”). Of the Company’s 36,598,296 shares of common stock issued and outstanding (including the underlying shares represented by CHESS Depositary Interests) and eligible to vote as of the record date of April 21, 2020, a quorum of 27,908,903 shares, or approximately 76.23% of the eligible shares, was present in person or represented by proxy. Each of the matters set forth below is described in detail in the Company’s Proxy Statement (the “Proxy Statement”) on Schedule 14A filed with the Securities and Exchange Commission on May 26, 2020, as supplemented. The following actions were taken at the Special Meeting:

Proposal 1—To approve the delisting of the Company from the Official List of the Australian Securities Exchange (the “ASX”) on a date that is not less than one month from the date on which the delisting is approved by stockholders for the purposes of ASX Listing Rule 17.11 and for all other purposes, and that the Company’s Board of Directors be authorized to do all things reasonably necessary to give effect to the delisting of the Company from the Official List of the ASX. This proposal was approved.

For	Against	Abstained	Broker Non-Vote
27,898,600	10,303	40	0

Proposal 2—To authorize an adjournment of the Special Meeting, if necessary, even if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1. This proposal was approved.

For	Against	Abstained	Broker Non-Vote
10,576,458	3,902	7,833	0

A press release announcing the results of the Special Meeting is attached hereto as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of GI Dynamics, Inc. dated June 22, 2020 (Australian Eastern Standard Time)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GI DYNAMICS, INC.

Dated: June 22, 2020	/s/ Charles Carter
Charles Carter
Chief Financial Officer

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